Exhibit 99.1

For more information, contact:

Steven D. Schwartz, Vice President-Investor Relations
(515) 273-3763, sschwartz@american-equity.com

FOR IMMEDIATE RELEASE
January 13, 2017

American Equity Announces Fourth Quarter 2016 Sales and Schedules Earnings Release, Conference Call and Webcast

WEST DES MOINES, Iowa (January 13, 2017) - American Equity Investment Life Holding Company (NYSE: AEL) announced today that its annuity sales in the fourth quarter of 2016 totaled $1.4 billion ($1.1 billion net of coinsurance), bringing sales for 2016 to $7.1 billion ($5.4 billion net of coinsurance).

AEL will release fourth quarter earnings after the close of market on Wednesday, February 8, 2017. The fourth quarter earnings release and financial supplement will be posted on the American Equity website at www.american-equity.com at that time.

AEL will hold a conference call to discuss fourth quarter earnings on Thursday, February 9, 2017, at 8:00 a.m. CT.

Conference Call Information

Interested parties may listen to the call by dialing one of the following numbers:

855-865-0606 (Domestic)
704-859-4382 (International)
Passcode: 53231690

Webcast Information

Interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.

Audio Replay Information

An audio replay will be available shortly after the call through February 16, 2017.

855-859-2056 (Domestic)
404-537-3406 (International)
Passcode: 53231690

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, issues fixed annuity and life insurance products, with a primary emphasis on the sale of fixed index and fixed rate annuities. American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.